Exhibit 99.1

CONTACTS:
Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rob Thompson
(704) 227-3633
rjthompson@fairpoint.com

FAIRPOINT COMMUNICATIONS APPOINTS PETER G. NIXON
TO THE POSITION OF PRESIDENT

CHARLOTTE, N.C. (July 19, 2007)– FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint” or the “Company”), a leading provider of communications services to rural and small urban communities across the country, today announced the promotion of Peter G. Nixon to the position of President. Mr. Nixon previously held the title of Chief Operating Officer.

“The promotion of Peter is indicative of the high level of talent and the bench strength we have cultivated at FairPoint. Further, it recognizes the strong leadership he has demonstrated in the many activities associated with the Verizon merger. The great progress we have made in building the leadership team and designing, developing and integrating the systems necessary for a successful merger are reflective of his strong abilities as a manager and leader." said Gene Johnson, Chairman & CEO of FairPoint. “Throughout Peter’s tenure at FairPoint, he has risen through the ranks and mastered every challenge associated with his increasing responsibilities. His service to our Company has been immeasurable and he has been instrumental in our success, including his oversight of our pending merger with Verizon’s wireline operations in New England. We expect Peter to be an integral part of FairPoint’s future and look forward to his contributions in the years to come.”

Mr. Nixon has been with FairPoint since 1999 and has served as FairPoint’s Chief Operating Officer since November 2002. Mr. Nixon has also served in various senior roles at FairPoint, including Senior Vice President of Corporate Development, President of the Telecom Group and President of the Eastern Region Telecom Group. Prior to joining FairPoint, Mr. Nixon served as President of Chautauqua and Erie Telephone Corporation, which was acquired by FairPoint in 1997. Mr. Nixon has also served as the Chairman of the New York State Telecommunications Association. After graduating from Cornell University, he worked as a banker before beginning his telecom career in 1978.

About FairPoint
FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. The Company is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement, including a proxy statement, in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the proposed merger and related transactions.  Information about FairPoint’s directors and executive officers and other potential participants in the solicitation of proxies, is available in FairPoint’s proxy statement for its 2007 annual meeting of shareholders, dated July 16, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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